Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

GLOBAL GROWTH TRUST ACQUIRES LAND FOR SECOND MULTIFAMILY PROJECT

— Joint venture closes on land for $30 million North Carolina apartment community development —

(ORLANDO, Fla.) February 28, 2012 — Global Growth Trust, Inc., a real estate investment trust (REIT) focused on providing capital appreciation for investors, has acquired 13 acres in Charlotte, N.C., for a 298-unit, Class A garden-style apartment development. The land, located near the intersection of I-485 and Arrowood Road in southwest Charlotte, was acquired through a joint venture with an affiliate of Woodfield Investments, LLC.

The $30 million community, to be called Whitehall Parc, will feature multiple floor plans and include amenities such as a club room, cyber café, fitness center and resort-style pool.

“This development will satisfy a growing demand for new, luxury apartments in the Charlotte market and provide a compelling growth opportunity for our investors,” said Andy Hyltin, President of Global Growth Trust. “Given the limitations on supply over the past few years, we believe the development will be well received in the market.”

Charlotte’s southwest corridor is its second largest job center; the property is also within a short commute of Charlotte’s other major employment centers. In addition, the site is close to major retail centers, restaurants and other amenities. With an estimated population of 1.75 million people, the Charlotte Metropolitan Statistical Area (MSA) experienced population growth of more than 21 percent between 2000 and 2009, ranking among the nation’s fastest growing MSAs. Area residential trends are moving away from home ownership, and there is significant demand in the area for new, high quality apartments.

The project builds on Global Growth Trust’s previous multifamily partnership with Woodfield Investments. In May 2011, the two companies announced a partnership to build a new, 258-unit multifamily development in Mount Pleasant, S.C. Woodfield is a regional developer of multifamily communities and has built apartment communities in four Southeastern states.

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Global Growth Trust is sponsored by an affiliate of CNL Financial Group and advised by CNL Global Growth Advisors, LLC.

About Global Growth Trust

Global Growth Trust is a company whose goal is to provide capital appreciation for its shareholders. The company, which is taxed as a real estate investment trust (REIT), plans to build a portfolio of real estate and real estate related assets located in the United States and abroad; over the long term, up to 30 percent of its assets may be located abroad. For more information, visit www.GrowthTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida.

Statement Regarding Forward-Looking Information

Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Global Growth Trust, Inc. (herein also referred to as the “Company”) intends that all such forward-looking statements be covered by the safe-harbor provisions for forward-looking statements of Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable.

All statements, other than statements that relate solely to historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “continues,” “pro forma” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those contemplated by such forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our Annual Report on Form 10-K for the year ended December 31, 2010, and other documents filed from time to time with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to: the global impact of the current credit crisis in the U.S. and Europe; changes in general economic conditions in the U.S. or globally (including financial market fluctuations); risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks of doing business internationally and global expansion, including unfamiliarity with new markets and currency risks; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to development projects or acquired property value-add conversions, if applicable (including construction delays, cost overruns, the Company’s inability to obtain necessary permits and/or public opposition to these activities); defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to

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successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand.

Management believes these forward-looking statements are reasonable; however, such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. Investors are cautioned not to place undue reliance on any forward-looking statements which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

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